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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-94491 and 033-77554 of MATEC Corporation and subsidiaries on Form S-8, as amended, of our reports dated February 16, 2001 (February 27, 2001 as to Note
17), appearing in and incorporated by reference in the Annual Report on Form 10-K of MATEC Corporation for the year ended December 31, 2000.

/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 26, 2001